Exhibit 99


                  CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

         Statements that are not statements of historical fact are "forward-looking statements." Forward-looking statements made by or on behalf of the Company represent the Company's reasonable judgement on the future and are based on a number of assumptions and are subject to a number of risks and uncertainties. Actual results may differ materially from those projected in the forward-looking statements. Such risks and uncertainties include among other things:

Risks of Expansion. The Company believes that in order to achieve sales which would enable it to be profitable in the long-term and to compete effectively in its chosen marketplace, it will have to intensify its sales and marketing efforts in the near term, which will involve significant expense and the usual strains on management caused by rapid expansion. In particular, in order to successfully expand international sales in fiscal 1997 and subsequent periods, the Company must continue to expand foreign operations, hire additional personnel and recruit additional international distributors and resellers. This will require significant management attention and financial resources and could materially adversely affect the Company's business, operating results and financial condition. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties and delays frequently encountered in connection with the rapid expansion of a high-technology business. These include, but are not limited to, competition, the need to expand customer support capabilities and marketing expertise, and setbacks in product development and market acceptance.

Foreign Sales. Approximately, 53% , 61% and 53% of SCC's revenues during its fiscal years ended December 31, 1994, 1995 and 1996, respectively, were derived from sales made outside of the United States. SCC's profitability and financial condition are materially dependent on the success of its foreign sales efforts. Foreign sales are subject to certain inherent risks, including unexpected changes in regulatory and other legal requirements, tariffs and other trade barriers, possibility of increased difficulty in collection of accounts receivable and potentially adverse tax consequences. Currency translation gains or losses on conversion to United States dollars from foreign sales denominated in foreign currencies may also contribute to fluctuations in SCC's results of operations. There can be no assurance that these factors will not have an adverse impact on SCC's future foreign sales and, consequently, on SCC's operating results. SCC does not presently engage in the hedging of foreign currencies or similar activities.





         Dependency on Developing New Products and Technological Change. The market for storage products is characterized by rapidly changing technology, product obsolescence and evolving industry standards. The success of the Company will depend upon its ability to enhance existing products and to introduce new products and features in a timely manner to meet changing customer requirements. There can be no assurance that the Company will be successful in identifying, developing, manufacturing and marketing new products, or enhancing its existing products. There can be no assurance that the Company will be successful in developing and marketing new products that respond to technological changes or evolving industry standards, that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products, or that its new products will adequately meet the requirements of the marketplace and achieve market acceptance. If the Company is unable, for technological or other reasons, to develop and introduce new products in a timely manner in response to changing market conditions or customer requirements, the Company's business will be materially adversely affected. In addition, there can be no assurance that products or technologies developed by others will not render the Company's products or technologies noncompetitive or obsolete.

         Products like those offered by the Company may contain undetected software errors or failures when first introduced or as new versions are released. There can be no assurance that, despite testing by the Company and by current and potential customers, errors will not be found in new products after commencement of commercial shipments, resulting in loss of or delay in market acceptance, which could have a material adverse effect upon the Company's business, operating results and financial condition.


         Competition and Pricing. The information storage market is extremely competitive. Companies such as Data General Corporation, Digital Equipment Corporation, EMC Corporation, IBM Corporation,, Hewlett-Packard, NCR Corporation, Storage Technology, Sun Microsystems, and more than 100 other public and private companies provide disk arrays for a wide variety of computer systems, workstations and PCs. Although SCC is currently unaware of any other vendor offering an asynchronous transfer RAID 7 disk array, there can be no assurance that the Company will be able to compete successfully against existing companies or future entrants to the marketplace. While the Company believes that the price-performance characteristics of its products are currently competitive, increased competition is likely to result in price reductions, reduced gross margin and loss of market share, any of which could materially adversely affect the Company's business, operating results and financial condition. Many of the Company's current and potential competitors have significantly greater financial, technical, marketing and other resources than the Company. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the development, promotion, sale and support of their products than the company. In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties. Accordingly, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share. Furthermore, reductions in the price of competitive products, changes in discount levels or announcements by the Company's competitors, or new generations of high-performance systems may adversely affect sales of the Company's products.

         Dependence on Proprietary Technology. The Company's success depends significantly upon its proprietary technology. The Company currently relies on a combination of patent, copyright and trademark laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary rights. The Company currently has been issued certain patents and has other U.S. patent applications pending and numerous corresponding international patent applications pending. There can be no assurance that the pending applications will be approved, or that if issued, such patents, as well as patents previously issued, will not be challenged, and if such challenges are brought, that such patents will not be invalidated. There can be no assurance that the Company will develop proprietary products or technologies that are patentable, that any issued patent will provide the Company with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have a material adverse effect on the Company's ability to do business. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology, duplicate the Company's products or design around patents issued to the Company or other intellectual property rights of the Company.

         Dependence on High Quality Components. Certain components used in the Company's products are currently available from only a limited number of suppliers. The Company's reliance on its suppliers involves several risks, including a potential inability to obtain an adequate supply of required components, price increases, timely delivery and component quality. This risk is particularly significant with respect to suppliers of disk drives because in order to meet product performance requirements, the Company must obtain disk drives with high quality and capacity. In addition, there is currently a significant market demand for disk drives and semiconductor memory components, which could result in component shortages, selective supply allocations and increased prices of such components. Although to date, the Company has been able to purchase its requirements of such components in a timely and effective manner, there is no assurance that the Company will be able to obtain its full requirements of such components in the future, or that prices of such components will not increase. While the Company believes that there are several alternatives and other suppliers of its components, the Company's inability to obtain sufficient limited source components as required, or to develop alternative sources if and as required in the future, could result in delays or reductions in product shipments which could have a material adverse effect on the Company's operations.

          Dependence on Key Personnel. The Company's future performance also depends in significant part upon the continued service of its key technical and senior management personnel. The loss of services of one or more of the Company's officers or other key employees could have a material adverse effect on the Company's business, operating results and financial condition. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical and management personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical and management employees or that it can attract, assimilate or retain other highly qualified technical and management personnel in the future.